Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 24, 2023, with respect to the consolidated financial statements of Cottonwood Communities, Inc. included in Supplement No. 10 Dated March 28, 2023 to the Prospectus Dated July 26, 2022 (the “Supplement”) related to the registration statement (No. 333-258754) on Form S-11, and to the reference to our firm under the heading “Experts” in the Supplement.

/s/ KPMG LLP

Denver, Colorado
March 28, 2023